Exhibit 10.4(b)

June 1, 2012

Willowbridge Associates Inc.

101 Morgan Lane - Suite 180

Plainsboro, N.J. 08536

Attention: Mr Steve R. Crane

Re:	Management Agreement Renewals

Dear Mr. Crane:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2013 and all other provisions of the Management Agreements will remain unchanged.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II

•	Tactical Diversified Futures Fund L.P.

•	CMF Willowbridge Argo Master Fund L.P.

•	Orion Futures Fund (Cayman) Ltd.

•	CTA Capital LLC

•	Emerging CTA Portfolio LP

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Brian Centner at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1290.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Brian Centner
Brian Centner
Chief Financial Officer & Director

WILLOWBRIDGE ASSOCIATES INC.

By:	/s/ Steven R. Crane

Print Name:	Steven R. Crane

BC/sr